Post-Qualification Offering Circular Amendment No. 37

File No. 024-10496

PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Eleven Series of Limited Recourse Obligations

Totaling $1,324,770

Dated: December 5, 2016

This Post-Qualification Offering Circular Amendment No. 37 (this “Offering Circular Amendment No. 37”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This Offering Circular Amendment No. 37 relates to the offer and sale (the “Offering”) of up to an additional $1,324,770 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of 11 separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). We own and operate a web-based investment platform (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357. Our Platform is accessible at www.groundfloor.us.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) to be financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Developer”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Developer.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amounts we actually receive as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” beginning on page 4 and page 91 of the Offering Circular, “The LROS Covered by this Offering Circular,” and “Project Summaries” below for the specific terms of the 11 series of LROs covered by this Offering Circular Amendment No. 37.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents”.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence offering each series of LROs promptly after the date this Offering Circular Amendment No. 37 is qualified by posting a separate landing page on our Platform corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this Offering Circular Amendment No. 37 will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on our Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. This Offering Circular Amendment No. 37 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See “Investor Suitability Requirements.”

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$35,000	N/A	$35,000	N/A
Total Maximum	$1,324,770	N/A	$1,324,770	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this Offering Circular Amendment No. 37.

Incorporation by Reference of Offering Circular

The Offering Circular, including this Offering Circular Amendment No. 37, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this Offering Circular Amendment No. 37 all of the information (i) contained in Part II of the Offering Circular, to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment, including the form of LRO Agreement beginning on page LRO-1 thereof; (ii) contained in Post-Qualification Amendment No. 11 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof; (iii) contained in Post-Qualification Amendment No. 31 to the Offering Circular, including the Financial Statements beginning on page F-25 thereof; (iv) contained in Offering Circular Supplement No. 10 to the Offering Circular, until such time as Post-Qualification Amendment No. 34, or another post-qualification amendment containing substantially similar information, is qualified by order of the Commission; (v) contained in Post-Qualification Amendment No. 34 to the Offering Circular (upon order of qualification by the Commission), (vi) contained in Offering Circular Supplement No. 11 to the Offering Circular, and (vii) contained in Post-Qualification Amendment No. 36 to the Offering Circular. Note that any statement that we make in this Offering Circular Amendment No. 37 (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 210 Creekwood Lane, Riverdale, GA 30274
Developer (borrowing entity): America Rise Realty, LLC
Aggregate Purchase Amount of the LRO: $35,000	Expected Return Rate of the LRO: 16.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 210 Creekwood Lane, Riverdale, GA 30274	• Loan Principal: $35,000 • Interest Rate: 16.0% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 675 South Grand Avenue Northwest, Atlanta, GA 30318
Developer (borrowing entity): Kirkland Car and Concierge Services, LLC
Aggregate Purchase Amount of the LRO: $40,000	Expected Return Rate of the LRO: 16.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 675 South Grand Avenue Northwest, Atlanta, GA 30318	• Loan Principal: $40,000 • Interest Rate: 16.0% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

1

Series of LRO/Project Name: 116 Warwick Street, Park Forest, IL 60466
Developer (borrowing entity): Prestige Housing Solutions Inc.
Aggregate Purchase Amount of the LRO: $60,320	Expected Return Rate of the LRO: 16.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 116 Warwick Street, Park Forest, IL 60466	• Loan Principal: $60,320 • Interest Rate: 16.0% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 3443 Sable Chase Lane, Atlanta, GA 30349
Developer (borrowing entity): ENTRUST REALTY, LLC
Aggregate Purchase Amount of the LRO: $73,800	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 3443 Sable Chase Lane, Atlanta, GA 30349	• Loan Principal: $73,800 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 5564 Edith St SW, Austell, GA 30106
Developer (borrowing entity): HFM CONSULTANTS, LLC
Aggregate Purchase Amount of the LRO: $92,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 5564 Edith St SW, Austell, GA 30106	• Loan Principal: $92,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

2

Series of LRO/Project Name: 4315 Treeline Way, Douglasville, GA 30135
Developer (borrowing entity): Investor's Network LLC
Aggregate Purchase Amount of the LRO: $97,000	Expected Return Rate of the LRO: 10.5% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 4315 Treeline Way, Douglasville, GA 30135	• Loan Principal: $97,000 • Interest Rate: 10.5% and Grade: C • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 127 East Woodland Drive, Sanford, FL 32773
Developer (borrowing entity): Apollo Real Estate Investments, LLC
Aggregate Purchase Amount of the LRO: $97,200	Expected Return Rate of the LRO: 16.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 127 East Woodland Drive, Sanford, FL 32773	• Loan Principal: $97,200 • Interest Rate: 16.0% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2149 Newnan Street, East Point, GA 30344
Developer (borrowing entity): Sunshine Construction Group
Aggregate Purchase Amount of the LRO: $113,200	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 2149 Newnan Street, East Point, GA 30344	• Loan Principal: $113,200 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

3

Series of LRO/Project Name: 6359 Walnut Drive, Pinson, AL 35126
Developer (borrowing entity): Revel, Inc.
Aggregate Purchase Amount of the LRO: $180,000	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 6359 Walnut Drive, Pinson, AL 35126	• Loan Principal: $180,000 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1145 Lucile Avenue Southwest, Atlanta, GA 30310
Developer (borrowing entity): SLYK Lucile, LLC
Aggregate Purchase Amount of the LRO: $260,000	Expected Return Rate of the LRO: 7.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 1145 Lucile Avenue Southwest, Atlanta, GA 30310	• Loan Principal: $260,000 • Interest Rate: 7.4% and Grade: A • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 435 East 50th Street, Chicago, IL 60615
Developer (borrowing entity): Renovation & Design Inc.
Aggregate Purchase Amount of the LRO: $276,250	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 435 East 50th Street, Chicago, IL 60615	• Loan Principal: $276,250 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

For purposes of the Offering, all references to the aggregate amount of LROs to be offered and sold in the Offering shall be deemed to refer to $1,324,770 and the number of series of LROs covered by the Offering shall be deemed to refer to the 11 separate series of LROs covered by this Offering Circular Amendment No. 37, corresponding to the same number of Projects for which we intend to extend Loans.

4

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional 11 Projects covered by this Offering Circular Amendment No. 37 for which we are offering separate series of LROs. Each series of LRO is denominated by the corresponding Project’s name.

Series of LRO/Project	Aggregate Purchase Amount/Loan Principal
210 Creekwood Lane, Riverdale, GA 30274	$35,000
675 South Grand Avenue Northwest, Atlanta, GA 30318	40,000
116 Warwick Street, Park Forest, IL 60466	60,320
3443 Sable Chase Lane, Atlanta, GA 30349	73,800
5564 Edith St SW, Austell, GA 30106	92,000
4315 Treeline Way, Douglasville, GA 30135	97,000
127 East Woodland Drive, Sanford, FL 32773	97,200
2149 Newnan Street, East Point, GA 30344	113,200
6359 Walnut Drive, Pinson, AL 35126	180,000
1145 Lucile Avenue Southwest, Atlanta, GA 30310	260,000
435 East 50th Street, Chicago, IL 60615	276,250
Total	$1,324,770

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-196.

5

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 37

PROJECT SUMMARY | 210 CREEKWOOD LANE, RIVERDALE, GA 30274

D



BORROWER

America Rise Realty, LLC
Brownie Hawkins - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
16%	12 months	43.8%	$35,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$35,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$80,000
$28,000
Total Project Costs
$52,000
GROUNDFLOOR
$35,000
$17,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$20,000	Loan To ARV	43.8%
Purchase Date	10/23/2011	Loan To Total Project Cost	67.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	6	10
Quality of Valuation Report	3	4
Skin-in-the-Game	5	10
Location	4	8
Borrower Experience	1	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$80,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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Address: 210 CREEKWOOD LANE, RIVERDALE, GA 30274

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

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PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to begin renovation of this property on November 22, 2016 through a wholly owned subsidiary. The Borrower has now begun renovation. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The property was purchased for $20,000. The Borrower intends to use $3,000 of the proceeds to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $17,000 that is tied up in the project after completion of our loan.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Principal has not completed any projects in the past. As such, the Principal's historical averages cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 37 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

AMERICA RISE REALTY, LLC

DATE OF FORMATION ★

04/10/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$45K	$0
Unsold Inventory	**Aged Inventory**
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
0	$0
Gross Margin %	
N/A	

PRINCIPAL

Brownie Hawkins

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
0	$0
Average Project Time	**Average Total Project Costs**
0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 675 SOUTH GRAND AVENUE NORTHWEST, ATLANTA, GA 30318

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
16%	12 months	61.5%	$40,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$40,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

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BORROWER

Kirkland Car and Concierge Services, LLC
Alice Hill - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$65,000
$18,000
Total Project Costs
$47,000
GROUNDFLOOR
$40,000
$7,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$30,000	Loan To ARV	61.5%
Purchase Date	11/28/2016	Loan To Total Project Cost	85.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
Quality of Valuation Report
3
Skin-in-the-Game
2
Location
4
Borrower Experience
3
Borrower Commitment
1

VALUATION REPORTS

As Complete (ARV)
$65,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 675 SOUTH GRAND AVENUE NORTHWEST, ATLANTA, GA 30318

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 28, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 37 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

KIRKLAND CAR AND CONCIERGE SERVICES, LLC

DATE OF FORMATION ★
05/04/2014

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$0	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
0	$0

Gross Margin %
N/A

PRINCIPAL
Alice Hill

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
5	$80K

Average Project Time	Average Total Project Costs
3 months	$51K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 116 WARWICK STREET, PARK FOREST, IL 60466

D



BORROWER

Prestige Housing Solutions Inc.
Peter Fasoranti - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
16%	12 months	50.3%	$60,320	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$60,320	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$120,000
$44,600
Total Project Costs
$75,400
GROUNDFLOOR
$60,320
$15,080
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$30,400	Loan To ARV	50.3%
Purchase Date	11/30/2016	Loan To Total Project Cost	80.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
6
Quality of Valuation Report
3
Skin-in-the-Game
3
Location
4
Borrower Experience
1
Borrower Commitment
1

VALUATION REPORTS

As Complete (ARV)
$120,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



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Hammond
Lansing
High
Mokena
Frankfort
Matteson
Chicago Heights
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Address: 116 WARWICK STREET, PARK FOREST, IL 60466

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 30, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 37 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PRESTIGE HOUSING SOLUTIONS INC.

DATE OF FORMATION ★
03/23/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$100K	$0	1	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Peter Fasoranti

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$90K	6 months	$40K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 3443 SABLE CHASE LANE, ATLANTA, GA 30349

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	9 months	60.5%	$73,800	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$73,800	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

ENTRUST REALTY, LLC
Gene Johnson - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$122,000
$40,000
Total Project Costs
$82,000
GROUNDFLOOR
$73,800
$8,200
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$68,000	Loan To ARV	60.5%
Purchase Date	12/05/2016	Loan To Total Project Cost	90.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1

VALUATION REPORTS

As Complete (ARV)
$122,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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East Point
Campbellton
College Park
Union City
Fairburn
Riverdale
Morrow
Palmetto
Jonesboro
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Address: 3443 SABLE CHASE LANE, ATLANTA, GA 30349

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on December 5, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 37 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ENTRUST REALTY, LLC

DATE OF FORMATION ★
04/01/2012

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$450K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
10	$670K	36.6%

PRINCIPAL
Gene Johnson

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$150K	5 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 5564 EDITH ST SW, AUSTELL, GA 30106

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	70.8%	$92,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$92,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

HFM CONSULTANTS, LLC
Khari Underwood - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$130,000
$20,150
Total Project Costs
$109,850
GROUNDFLOOR
$92,000
$17,850
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$68,000	Loan To ARV	70.8%
Purchase Date	11/15/2016	Loan To Total Project Cost	83.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score
Loan To ARV Score	4
Quality of Valuation Report	3
Skin-in-the-Game	2
Location	4
Borrower Experience	5
Borrower Commitment	1

VALUATION REPORTS

As Complete (ARV)
$130,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Powder Springs
Mableton
Douglasville
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Address: 5564 EDITH ST SW, AUSTELL, GA 30106

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 15, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 37 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

HFM CONSULTANTS, LLC

DATE OF FORMATION ★
08/29/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Khari Underwood

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$150K	4 months	$105K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 4315 TREELINE WAY, DOUGLASVILLE, GA 30135

C



BORROWER

Investor's Network LLC
Brandon Thompson - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
10.5%	9 months	60.6%	$97,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$97,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$160,000
$63,000
Total Project Costs
$97,000
GROUNDFLOOR
$97,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$70,000	Loan To ARV	60.6%
Purchase Date	11/22/2016	Loan To Total Project Cost	100.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
Quality of Valuation Report
3
Skin-in-the-Game
0
Location
4
Borrower Experience
5
Borrower Commitment
1

VALUATION REPORTS

As Complete (ARV)
$160,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Villa Rica
Winston
Campbellton
Fairplay
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Address: 4315 TREELINE WAY, DOUGLASVILLE, GA 30135

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



JAN 1 2005

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 22, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Investor's Network is owned jointly by Brandon Thompson and Will Hardy, and Principal information reflects the entirety of their real estate experience.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 37 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

INVESTOR'S NETWORK LLC

DATE OF FORMATION ★
01/01/2007

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$8M	$6M	70	10

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
30	$2.8M	21.43%

PRINCIPAL
Brandon Thompson

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
9	7	71%

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
100	$100K	5 months	$75K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 127 EAST WOODLAND DRIVE, SANFORD, FL 32773

D



BORROWER

Apollo Real Estate Investments, LLC
Jason Jones - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
16%	12 months	70.4%	$97,200	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$97,200	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$138,000
$30,000
Total Project Costs
$108,000
GROUNDFLOOR
$97,200
$10,800
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$90,000	Loan To ARV	70.4%
Purchase Date	11/10/2016	Loan To Total Project Cost	90.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
3
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$138,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Address: 127 EAST WOODLAND DRIVE, SANFORD, FL 32773

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 10, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 37 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

APOLLO REAL ESTATE INVESTMENTS, LLC

DATE OF FORMATION ★

10/08/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Jason Jones

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$150K	3 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 2149 NEWNAN STREET, EAST POINT, GA 30344

B



BORROWER

Sunshine Construction Group
Joseph Michael - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	60.6%	$113,200	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$113,200	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$186,887
$61,187
Total Project Costs
$125,700
GROUNDFLOOR
$113,200
$12,500
0%
Skin-in-the-
First Lien Loan
Cushion

Purchase Price	$30,000	Loan To ARV	60.6%
Purchase Date	11/16/2016	Loan To Total Project Cost	90.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
4
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$186,887

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Decatur
Atlanta
East Point
College Park
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Address: 2149 NEWNAN STREET, EAST POINT, GA 30344

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 16, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects in the past year. As such, the Borrower's average revenue, costs and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 37 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SUNSHINE CONSTRUCTION GROUP

DATE OF FORMATION ★
06/20/2007

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Joseph Michael

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$140K	4 months	$90K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 6359 WALNUT DRIVE, PINSON, AL 35126

B



BORROWER

Revel, Inc.
Milton Eason - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	60.0%	$180,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$180,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$300,000
$100,000
Total Project Costs
$200,000
GROUNDFLOOR
$180,000
$20,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$100,000	Loan To ARV	60.0%
Purchase Date	11/30/2016	Loan To Total Project Cost	90.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Maximum
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$300,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Pinson
Argo
Trussville
Fultondale
Moody
Google
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Address: 6359 WALNUT DRIVE, PINSON, AL 35126

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 30, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 37 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

REVEL, INC.

DATE OF FORMATION ★
10/04/2010

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$0	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
13	$1.8M

Gross Margin %
28.26%

PRINCIPAL

Milton Eason

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
10	$150K

Average Project Time	Average Total Project Costs
2 months	$80K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 1145 LUCILE AVENUE SOUTHWEST, ATLANTA, GA 30310

A



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
7.4%	12 months	60.9%	$260,000	0

BORROWER

SLYK Lucile, LLC
Shmuel Wolf - principal

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$260,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$426,900
$106,900
Total Project Costs
$320,000
GROUNDFLOOR
$260,000
$60,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$235,000	Loan To ARV	60.9%
Purchase Date	11/08/2016	Loan To Total Project Cost	81.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$426,900

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Atlanta
Decatur
East Point
College Park
Google
Map data ©2016 Google
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Address: 1145 LUCILE AVENUE SOUTHWEST, ATLANTA, GA 30310

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 8, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 37 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SLYK LUCILE, LLC

DATE OF FORMATION ★
10/31/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Shmuel Wolf

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
25	$200K	6 months	$125K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 435 EAST 50TH STREET, CHICAGO, IL 60615 BORROWER Renovation & Design Inc. Shannon Stinson - principal Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 12 months 65.0% $276,250 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $276,250 Balloon payment - principal and interest returned on repayment / due at maturity. IINVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $425,000 Total Project Costs $325,000 $100,000 GROUNDFLOOR $276,250 $48,750 0% Skin-in-the- Game First Lien Loan Cushion Purchase Price $200,000 Purchase Date 12/02/2016 Loan To ARV 65.0% Loan To Total Project Cost 85.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $425,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Report a map error Map Satellite Map data ©2016 Google Terms of Use Address: 435 EAST 50TH STREET, CHICAGO, IL 60615 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. IINVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS We advanced the Borrower the money it needed to purchase this property on December 2, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the property will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not undertaken any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a 'spread' on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 37 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. UNLESS NOTED WITH A ⋆ , INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BORROWER SUMMARY RENOVATION & DESIGN INC. FINANCIAL DATA Reporting date: 09/30/16 PROJECTS / REVENUE Reporting period: 2015 DATE OF FORMATION ⋆ 11/20/2015 Value of Properties $0 Total Debt $0 Completed Projects 0 Revenue $0 Unsold Inventory 0 Aged Inventory 0 Gross Margin % N/A PRINCIPAL Shannon Stinson GROUNDFLOOR HISTORY ⋆ HISTORICAL AVERAGES Reporting period: three years ending 2015 FOCUS Fix & Flip Loans Funded 0 Loans Repaid 0 Completed Projects Per Year 5 Average Project Revenue $100K On Time Repayment N/A Average Project Time 4 months Average Total Project Costs $70K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE. C

PS-207

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Benjamin Armstrong dated September 12, 2013		1-A/A	024-10440	6.3	July 1, 2015

6.4	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.5	Form of Offer Letter for Officers and Key Employees		1-A POS	024-10440	6.5	September 29, 2016

6.6	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.7	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.8	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

6.9	Option Award Agreement for Ben Armstrong		1-A	024-10488	6.10	October 7, 2015

6.10	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.11	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.12	Form of Nonqualified Stock Option Agreement		1-A POS	024-10488	6.12	September 29, 2016

6.13	Form of Incentive Stock Option Agreement		1-A POS	024-10488	6.13	September 29, 2016

6.14	Stock Repurchase Agreement for Benjamin Armstrong		1-A/A	024-10440	6.10	July 1, 2015

6.15	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.16	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.17	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.18	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.19	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.20	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.21	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.22	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	March 18, 2016

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 5, 2016.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2016
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 5, 2016
Nick Bhargava

*	Director	December 5, 2016
Sergei Kouzmine

*	Director	December 5, 2016
Bruce Boehm

*	Director	December 5, 2016
Michael Olander Jr.

*	Director	December 5, 2016
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact